Exhibit 23.2

CONSENT OF GLASSRATNER ADVISORY & CAPITAL GROUP LLC

We hereby consent to the inclusion of our valuation opinion dated August 31, 2015 as Exhibit 99.1 to the Registration Statement on Form S-4 of Landwin Realty Trust, Inc. (Registration No. 333-203925) and references to such valuation opinion in such Registration Statement and Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement and Prospectus.

/s/ GlassRatner Advisory & Capital Group LLC
GLASSRATNER ADVISORY & CAPITAL GROUP LLC

New York, New York

August 31, 2015